SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 2, 2011

RAPTOR NETWORKS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-51443	84-1573852
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

1588 South Coast Drive
Costa Mesa , California  92626
(Address of Principal Executive Offices)

(310) 405-7419
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2011, Raptor Networks Technology, Inc. (“Company”) entered into a Stock Purchase Agreement, dated effective as of December 2, 2011 (“Agreement”), with Lantis Laser Inc. (LLSR.PK) (“Lantis”) pursuant to which the Company agrees to issue Lantis 109,928,311 shares of the Company’s common stock (“Company Shares”) in exchange for 5,000,000 shares of unregistered Lantis common stock.  Upon issuance, the Company Shares will represent approximately 55% of the Company’s total issued and outstanding common stock.

The Agreement is part of a series of contemplated transactions whereby, after issuance of the Company Shares, Lantis and the Company desire to effect a 1:10 reverse stock split of the Company’s common stock and subsequently have the Company issue Lantis additional shares of the Company’s common stock such that (after such reverse stock split and subsequent issuance) Lantis would own approximately 80% of the Company’s total issued and outstanding common stock.

Among other terms of the Agreement, the Company’s current officers and directors (including all members of all committees of the Board) will resign upon closing of the Agreement and are expected to be replaced by Lantis appointees.  The Agreement also contains customary representations, warranties and indemnities by the Company for an agreement of this type.

The Agreement is attached as Exhibits 10.1 to this Current Report on Form 8-K.  The above descriptions are qualified by reference to the complete text of the Agreement. However, the Agreement, including without limitation the representations and warranties contained in the Agreement, is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the Agreement. Rather, investors and the public should look to other disclosures contained in the Company’s reports filed with the Securities and Exchange Commission (“SEC”).

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company will issue the Company Shares to Lantis in exchange for 5,000,000 shares of unregistered Lantis common stock.  The Company Shares will be issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 promulgated by the SEC thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Agreement, the Company’s current officers and directors (including all members of all committees of the Board) will resign upon closing of the Agreement and are expected to be replaced by Lantis appointees.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated December 2, 2011, between Raptor Networks Technology, Inc. and Lantis Laser Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2011	RAPTOR NETWORKS TECHNOLOGY, INC.

	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer